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                                                                EXHIBIT 99.B11

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use of our report dated January 30, 1998 on the financial statements and financial highlights of American National Income Fund, Inc. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of American National Income Fund, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998

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                                                                EXHIBIT 99.B11

INDEPENDENT AUDITORS' CONSENT




The Board of Directors
American National Funds Group



We consent to the use of our report dated February 7, 1997 included herein.


                                                  KPMG Peat Marwick LLP


Houston, Texas
April 20, 1998